As filed with the Securities and Exchange Commission on July 13, 2017

Registration No. 333-219195

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NEURALSTEM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20271 Goldenrod Lane, 2nd Floor

Germantown, MD 20876

Tel: 301.366.4960

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp, Inc.

40 E. Division Street Suite A

Dover, DE 19901

(888) 372-7273

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

Westlake Village, Ca 91362

(818) 597-7552

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount Of Registration Fee(3)

Common Stock, par value $0.01(2)	282,054	$5.855	$1,651,426.17	$191.41
Total	282,054		$1,651,426.17	$191.41	(4)

(1)	Pursuant to SEC Rule 416, also covers additional common shares offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices of the registrant’s common stock on July 3, 2017.

(3)	Fee based on exercise price of applicable to shares issuable upon exercise of warrants in accordance with Rule 457(g).

(4)	Filing fees of $191.41 were previously paid in connection with Registrant’s original Registration Statement filed with the Commission on July 7, 2017.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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EXPLANATORY NOTE

The Registration Statement on Form S-3 is being amended solely to update counsel’s legal opinion.

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Part II

Information Not Required in the Prospectus

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germantown, Maryland, on July 13, 2017.

NEURALSTEM, INC.

By	/s/ Richard Daly
Richard Daly President, Chief Executive Officer and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Neuralstem, Inc., hereby severally constitute and appoint Richard Daly as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Daly	Chief Executive Officer, Chief Financial Officer and Director	July 13, 2017
Richard Daly	(principal executive officer) (principal financial and accounting officer)

*	Director	July 13, 2017
William Oldaker

*	Director	July 13, 2017
Stanley Westreich

*	Director	July 13, 2017
Sandford Smith

*	Director	July 13, 2017
Scott Ogilvie

* By:	Richard Daly
Richard Daly, Attorney-in-Fact

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INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

3.01(i)	Amended and Restated Certificate of Incorporation of Neuralstem, Inc. filed on 1/5/2017		8-K	3.01(i)	001-33672	1/6/17

3.02(i)	Certificate of Designation of Series A 4.5% Convertible Preferred Stock		8-K	3.01	001-33672	12/12/16

3.03(ii)	Amended and Restated Bylaws of Neuralstem, Inc. adopted on 11/10/2015		8-K	3.01	001-33672	11/16/15

4.01	Form of Inducement Warrant issued on 3/20/17 and 3/30/2017		8-K	4.01	001-33672	3/20/2017

4.02	Form of Series A Preferred Stock Certificate		8-K	4.01	001-33672	9/12/16

5.01	Opinion of Silvestre Law Group, P.C.	*

23.1	Consent of Dixon Hughes Goodman LLP	*

23.2	Consent of Stegman & Company	*

23.3	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.1)	*

24.1	Power of Attorney (see page 6)	*

*	Filed herein.

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